Exhibit 10.1

Wolverine World Wide, Inc.

Deferred Compensation Plan

Amended and Restated Effective February 7, 2018

Warner Norcross & Judd LLP

900 Fifth Third Center, 111 Lyon Street NW

Grand Rapids, MI 49503-2487

616.752.2000

WNJ.com

A BETTER PARTNERSHIP®

Table of Contents

ARTICLE 1 - ESTABLISHMENT OF PLAN		1

ARTICLE 2 - DEFINITIONS		1
2.1	Acceleration Events	1
2.2	Account	1
2.3	Act of Misconduct	1
2.4	Base Salary	1
2.5	Beneficiary Designation	2
2.6	Board	2
2.7	Bonus Compensation	2
2.8	Change in Control	2
2.9	Claimant	2
2.10	Code	2
2.11	Committee	2
2.12	Compensation Committee	2
2.13	Company	2
2.14	Corporation	3
2.15	Covered Employee	3
2.16	Deferral Election	3
2.17	Director	3
2.18	Director’s Compensation	3
2.19	Disability	3
2.20	Discretionary Company Credit	3
2.21	Discretionary Company Credits Account	3
2.22	Effective Date	3
2.23	Election Notice	3
2.24	Election Period	3
2.25	Elective Deferral Credit	3
2.26	Elective Deferrals Credits Account	3
2.27	Employee	3
2.28	ERISA	3
2.29	FICA Amount	3
2.30	Investment Option(s)	3
2.31	Participant	3
2.32	Participation Agreement	4
2.33	Payment Event	4
2.34	Performance-Based Compensation	4
2.35	Plan	4
2.36	Plan Year	4
2.37	Restricted Period	4

2.38	Separation from Service	4
2.39	Specified Employee	4
2.40	Specified Employee Payment Date	4
2.41	Trust	4
2.42	Trustee	4
2.43	Unforeseeable Emergency	4
2.44	Valuation Date	4

ARTICLE 3 - PARTICIPATION		4
3.1	Designation as Participant	4
3.2	Termination of Participation	5

ARTICLE 4 - CREDITS		5
4.1	Deferral Election	5
4.2	Discretionary Company Credits	7
4.3	Subsequent Deferrals	7

ARTICLE 5 - ACCOUNTS AND FUNDING		7
5.1	Establishment of Accounts	7
5.2	Investment Options	7
5.3	Investment Earnings	8
5.4	Nature of Accounts	8
5.5	Trust	8
5.6	Insurance	9

ARTICLE 6 - VESTING		9
6.1	Vesting	9
6.2	Forfeiture of Discretionary Company Credits	10

ARTICLE 7 - PAYMENT		10
7.1	In General	10
7.2	Timing of Valuation	10
7.3	Forfeiture of Unvested Account Balances	10
7.4	Timing of Payments	10
7.5	Timing of Payments to Specified Employees	10
7.6	Form and Medium of Payment	11
7.7	Payment Upon Unforeseeable Emergency	11
7.8	Permissible Acceleration Events	12
7.9	Beneficiary Designation	13
7.10	Code Section 162(m)	13

ARTICLE 8 - PLAN ADMINISTRATION		14
8.1	Administration Responsibilities	14
8.2	Withholding	15

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8.3	Non-Uniform Treatment	15
8.4	Decisions Final	15
8.5	Indemnification	15
8.6	Claims Procedures	15
8.7	Appeal Procedures	16
8.8	Notice of Decision on Appeal	16
8.9	Claims Procedures Mandatory	17

ARTICLE 9 - AMENDMENT AND TERMINATION		17

ARTICLE 10 - MISCELLANEOUS		17
10.1	No Employment or Other Service Rights	17
10.2	Governing Law	17
10.3	No Warranties	18
10.4	No Assignment	18
10.5	Expenses	18
10.6	Severability	18
10.7	Construction	18
10.8	Interpretation	18

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WOLVERINE WORLD WIDE, INC.

DEFERRED COMPENSATION PLAN

Wolverine World Wide, Inc. (“Corporation”), a Delaware corporation, adopted the Wolverine World Wide, Inc. Executive Deferred Compensation Plan (“Plan”) to enhance retirement savings among a select group of management or highly compensated employees who contribute significantly to the success of the Company, generally effective as of June 1, 2016 (“Effective Date”). The Corporation hereby restates the Plan and changes the name of it to the Wolverine World Wide, Inc. Deferred Compensation Plan effective as of February 7, 2018, to offer the opportunity to participate to the Corporation’s directors and to acknowledge the significant contributions the directors make to the success of the Company.

ARTICLE 1

Establishment of Plan

The Corporation established the Plan as an unfunded non-qualified deferred compensation plan intended to be a plan described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Effective February 7, 2018, the Plan will also be available to directors who are not employees. The Plan is a supplemental executive retirement program that is not subject to limitations in the Internal Revenue Code of 1986, as amended (“Code”), applicable to benefits provided through a qualified, tax-exempt employee benefit plan established under Code Section 401(a). This Plan is intended to comply with Code Section 409A and the regulations and guidance promulgated thereunder, and shall be interpreted, administered and operated consistently with those regulations and related guidance.

ARTICLE 2

Definitions

2.1                               “Acceleration Event” has the meaning set forth in Section 7.8.

2.2                               “Account” means a hypothetical bookkeeping account established in the name of each Participant and maintained by the Company to reflect the Participant’s interests under the Plan.

2.3                               “Act of Misconduct” has the meaning set forth in Section 6.2.

2.4                               “Base Salary” has the meaning set forth in Section 4.1(a)(i).

2.5                               “Beneficiary Designation” has the meaning set forth in Section 7.9.

2.6                               “Board” means the Board of Directors of the Corporation.

2.7                               “Bonus Compensation” has the meaning set forth in Section 4.1(a)(ii).

2.8                               “Change in Control” means the occurrence of any of the following:

(a)                                 Stock Ownership Change. One person (or more than one person acting as a group) acquires ownership of stock of the Corporation that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Corporation’s stock and acquires additional stock;

(b)                                 Effective Control Change/Voting Power. One person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) ownership of the Corporation’s stock possessing 30% or more of the total voting power;

(c)                                  Effective Control Change/Board of Directors. A majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)                                 Asset Ownership Change. One person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition(s).

With respect to any separate Account for amounts deferred as an Employee (or credited to the Employee), “Corporation” for purposes of a Change in Control means the relevant corporation as defined in 26 CFR 1.409A-3(i)(5)(ii).

2.9                              “Claimant” has the meaning set forth in Section 8.6.

2.10                       “Code” has the meaning set forth in Article 1.

2.11                       “Committee” means the Wolverine World Wide Plan Administrative Committee.

2.12                       “Compensation Committee” means the Compensation Committee of the Board of Directors of Wolverine World Wide, Inc.

2.13                        “Company” means the Corporation, or any successor thereto, and any corporation, trade or business which is treated as a single employer with the Corporation under Code Sections 414(b) or 414(c).

2.14                        “Corporation” has the meaning set forth in the introductory paragraph.

2.15                        “Covered Employee” has the meaning set forth in Section 5.5(a)(i).

2.16                        “Deferral Election” has the meaning set forth in Section 4.1.

2.17                        “Director” means a member of the Board who is not an officer or employee of the Corporation.

2.18                        “Director’s Compensation” has the meaning set forth in Section 4.1(a)(iv).

2.19                       “Disability” means any medically determinable physical or mental impairment resulting in the inability of the Participant to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months. The Company may require that one or more physicians (chosen or approved by the Company) certify whether or not a Disability exists. This certification shall be conclusive.

2.20                       “Discretionary Company Credit” has the meaning set forth in Section 4.2.

2.21                       “Discretionary Company Credits Account” has the meaning set forth in Section 5.1.

2.22                       “Effective Date” has the meaning set forth in the introductory paragraph.

2.23                       “Election Notice” has the meaning set forth in Section 4.1.

2.24                       “Election Period” has the meaning set forth in Section 4.1.

2.25                       “Elective Deferral Credit” has the meaning set forth in Section 4.1.

2.26                       “Elective Deferrals Credits Account” has the meaning set forth in Section 5.1.

2.27                       “Employee” means an employee of the Company who receives compensation for services performed for the Company that is subject to withholding for federal income tax purposes.

2.28                       “ERISA” has the meaning set forth in Article 1.

2.29                       “FICA Amount” has the meaning set forth in Section 7.8(b).

2.30                       “Investment Option” means an investment fund, index or vehicle selected by the Committee and made available for the deemed investment of Participant Accounts.

2.31                       “Participant” means an Employee or a Director who is designated as eligible to participate in the Plan and who elects to participate by agreeing to a Participation Agreement and any former Participant who continues to be entitled to a benefit under the Plan.

2.32                       “Participation Agreement” has the meaning set forth in Section 3.1.

2.33                       “Payment Event” has the meaning set forth in Section 7.1.

2.34                       “Performance-Based Compensation” has the meaning set forth in Section 4.1(a)(iii).

2.35                       “Plan” has the meaning set forth in the introductory paragraph.

2.36                       “Plan Year” means the twelve (12) month period beginning on each January 1.

2.37                       “Restricted Period” has the meaning set forth in Section 5.5(a)(ii).

2.38                       “Separation from Service” has the meaning set forth in Code Section 409A(a)(2)(A)(i) and Treas. Reg. Section 1.409A-1(h), including the default presumptions thereunder.

2.39                       “Specified Employee” has the meaning set forth in Section 7.5.

2.40                       “Specified Employee Payment Date” has the meaning set forth in Section 7.5.

2.41                       “Trust” has the meaning set forth in Section 5.5.

2.42                       “Trustee” has the meaning set forth in Section 5.5.

2.43                       “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary under this Plan or the Participant’s dependent; (b) a loss of the Participant’s property due to casualty; or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Company. The Committee or its delegate shall determine whether the Participant has suffered an Unforeseeable Emergency based on all the facts and circumstances, and that decision shall be final and binding on all parties to this Plan; provided, however, that a Participant shall not be involved with any decision involving the Participant.

2.44                       “Valuation Date” means each business day of the Plan Year and any other date specified as a Valuation Date by the Company.

ARTICLE 3

Participation

3.1                               Designation as Participant. Only Directors, management, and highly compensated Employees shall be eligible to become Participants. Except to the extent already designated to participate by the Compensation Committee, the Corporation’s CEO (in the CEO’s discretion) shall designate those eligible Employees who may participate, specify the effective date of participation, and designate the participating Employees eligible to defer compensation or receive Company credits under the Plan for each Plan Year. Notwithstanding anything to the contrary, the Corporation’s Vice President of Human Resources may act in the CEO’s place if the CEO is unavailable to act at any time. The Board shall designate the categories of Directors eligible to participate, and the Board’s Chairman shall determine the effective date of an eligible Director’s participation and designate the participating Directors eligible to defer Director’s Compensation or receive Company credits under the Plan for each Plan Year. An Employee or Director shall become a Participant only upon entering into a Participation Agreement in the electronic or paper form designated by the Company for this purpose (“Participation Agreement”).

3.2                               Termination of Participation. Participation shall terminate upon the earlier of the date the Participant is not an Employee (or with respect to participation as a Director, not a Director) and has been paid the full amount due under this Plan or the date of the Participant’s death. Though a Participant may be entitled to future benefits under the Plan, the right to defer compensation or receive Company credits shall be determined each Plan Year as described in Section 3.1 and may be discontinued effective as of the next Plan Year in the CEO’s or Company’s discretion (for Employees) and the Board’s discretion (for Directors).

ARTICLE 4

Credits

4.1                               Deferral Election. A Participant may elect to reduce the Participant’s compensation (“Deferral Election”) by completing the form(s) designated by the Committee for making elections (“Election Notice”) and filing the form(s) with the Company or its delegate during the period established by the Company for making Deferral Elections (“Election Period”). The Company shall credit a corresponding amount (“Elective Deferral Credit”) to the Participant’s Elective Deferral Credits Account as of the date the compensation otherwise would have been paid.

(a)                                 Compensation. A Participant may defer the following types of compensation the Company pays to the Participant for services performed:

(i)                                     Base Salary. Base salary or wages (“Base Salary”);

(ii)                                  Bonus Compensation. Cash compensation (other than Performance-Based Compensation) paid in addition to the Participant’s Base Salary (“Bonus Compensation”);

(iii)                               Performance-Based Compensation. Cash compensation paid in addition to the Participant’s Base Salary that falls within the meaning of Treas. Reg. Section 1.409A-1(e) (“Performance-Based Compensation”) for services performed on or after January 1, 2016; and

(iv)                              Director’s Compensation.  Any amount payable in, or settled in, cash to a Director in connection with the Director’s service as a Board member in any capacity, including service as lead director, chairman of the Board, or in connection with service relating to any committee of the Board (“Director’s Compensation”).

Notwithstanding the foregoing, before any Election Period, the Company may further limit the types of compensation a Participant may defer from during the Election Period.

(b)                                 Election Notice. The Election Notice must specify:

(i)                                     Amount. The amount or percentage of each type of compensation to be deferred (subject to any minimum and maximum limits the Company establishes on the amount or type of compensation that may be deferred for the Plan Year);

(ii)                                  Form. The form of payment for the Participant’s Account (lump sum or annual installments, to the extent that such selection is permitted);

(iii)                               Investment. If applicable, the percentage or amount of the Participant’s Account to be allocated to each Investment Option available under the Plan. The Company shall not be responsible for the Participant’s selection of, or failure to select, Investment Options; and

(iv)                              Revocability. A Participant’s Election Notice shall become irrevocable as of the last day of the Election Period, except that a Participant or the Participant’s legal representative may, upon written notice to the Committee, revoke it with respect to any unpaid amounts if the Participant suffers a Disability or Unforeseeable Emergency and revocation is timely made.

(c)                                  Election Period. The Committee shall establish the Election Period for each Plan Year in accordance with the requirements of Code Section 409A, as follows:

(i)                                     General Rule. Except as provided in (ii) and (iii) below, the Election Period shall end no later than the last day of the Plan Year immediately preceding the Plan Year to which the Deferral Election relates.

(ii)                                  Performance-Based Compensation. The Election Period for Performance-Based Compensation shall end no later than six (6) months before the end of the Plan Year during which it is earned (and in no event later than the date on which the amount becomes readily ascertainable).

(iii)                               Newly Eligible Participants. The Election Period for new Participants shall end thirty (30) days after a Participant first becomes eligible and shall apply only with respect to compensation earned after the date of the Deferral Election.

4.2                               Discretionary Company Credits. For any Plan Year, the Company may, but need not, credit a Participant’s Account with an amount determined in its sole discretion (“Discretionary Company Credit”). Any Discretionary Company Credit shall be credited to the Participant’s Discretionary Company Credits Account as soon as practicable following the last day of the Plan Year to which the Discretionary Company Credit relates and no later than the March 15 immediately following the end of that Plan Year.

4.3                               Subsequent Deferrals. A Participant may not change the time or form of payment in the Election Notice except in accordance with the following requirements:

(a)                                 Before Commencement. The subsequent deferral election is made at least twelve (12) months before the original date payment was to commence;

(b)                                 Payment Delay. The payment date for the deferred amounts is at least five (5) years later than the original date payment was to commence;

(c)                                  Delayed Effect. The subsequent deferral election will not take effect for at least twelve (12) months after it was made; and

(d)                                 Limit. The Participant has not previously elected to change the time or form of payment.

ARTICLE 5

Accounts and Funding

5.1                               Establishment of Accounts. The Company shall establish and maintain an Account for each Participant. For Employees who are or become Directors, the Company shall establish a separate Account for amounts deferred as an Employee (or credited to the Employee) and a separate Account for amounts deferred as a Director (or credited to the Director). Within a Participant’s Account, the Company shall establish subaccounts for the Participant’s Elective Deferral Credits (“Elective Deferrals Credits Account”) and Discretionary Company Credits (“Discretionary Company Credits Account”). The Company may establish additional subaccounts as deemed necessary for administrative purposes.

5.2                               Investment Options. The Committee shall select the Investment Options to be made available to Participants for the deemed investment of their Accounts under the Plan. The Committee may change, discontinue, or add to the Investment Options made available under the Plan at any time in its sole discretion. A Participant shall select the Investment Options for the Participant’s Account in the Election Notice or through such other procedure that the Committee establishes for that purpose. A Participant may change the Investment Options for the Participant’s Account in accordance with procedures established by the Committee.

5.3                               Investment Earnings. Each Account shall be credited or debited periodically (and no less frequently than quarterly) for earnings or losses based on the performance of the Investment Options the Participant selects for the Participant’s Account.

5.4                               Nature of Accounts. A Participant’s Account is solely a device for the measurement and determination of the amounts to be paid to the Participant under the Plan. The Company is under no obligation to actually invest amounts set aside to pay Plan benefits in the Investment Options selected by the Participant and, consistent with the Plan’s unfunded status, the Participant shall not have an ownership interest in any Investment Option in which the Company actually invests.

5.5                               Trust. The Company shall establish and maintain a trust that meets the requirements of this Section 5.5 (the “Trust”) to pay deferred compensation under this Plan. The Company shall set aside funds sufficient to pay all benefits due under the Plan (and, up until any Change in Control, may consider tax deductions it will receive for deferred compensation it pays under this Plan in determining how much to set aside). Within a reasonable time after amounts are credited to the Participant’s Account or otherwise required to be held in the Trust, the Company shall contribute to the Trust funds set aside to pay benefits. The Trust, and any assets (including life insurance) held in the Trust to assist the Company in meeting its obligations under this Plan, will be structured as a “rabbi trust” as provided in Revenue Procedure 92-64 and other IRS guidance regarding such trusts. The trustee of such Trust (“Trustee”) will be a bank or trust company selected by the Company in its sole discretion.

Notwithstanding the Trust, it is the intention of the Company that this Plan is unfunded for tax and ERISA purposes. In addition, notwithstanding any other provision of this Plan or the Trust document, the Company’s ability to establish and make payments to the Trust and to directly or indirectly set aside assets to informally fund any liability under this Plan (but not the Company’s obligation to make payment to a Participant when called for by this Plan) is subject to the following:

(a)                                 Covered Employees. During a Restricted Period, assets may not be set aside or reserved in the Trust (or a similar arrangement) for a Covered Employee,   transferred or contributed to the Trust (or a similar arrangement) for a Covered Employee, or otherwise restricted for a Covered Employee if that would result in a transfer of property under Code Section 409A(b)(3); provided, however, that to the extent a transfer or contribution is made during a Restricted Period, the Trustee shall immediately return such transfer or contribution to Company upon written notice.

(i)                                     Covered Employee Defined. A “Covered Employee” means an individual described in Code Section 162(m)(3) or any other individual subject to Section 16(a) of the Securities Exchange Act of 1934 for the taxable year, and any former employee of the Company who was a Covered Employee at the time of termination of employment with the Company.

(ii)                                  Restricted Period Defined. “Restricted Period” means: (A) any period during which a single employer defined benefit plan sponsored by the

Company is in at risk status, as defined by Code Section 430(i); (B) any period during which the Company is in bankruptcy; and (C) the twelve (12) month period beginning on the date which is six (6) months before the termination date of a single employer defined benefit plan sponsored by the Company, if, as of the termination date, that Plan is not sufficient for benefit liabilities as determined under ERISA Section 4041.

(b)                                 Offshore Trust. Assets may not be set aside (directly or indirectly) in a trust (or other arrangement determined by the Secretary of the Treasury), or transferred to such a trust or other arrangement, outside the United States unless substantially all of the services to which the payments under this Plan relates are performed in such jurisdiction.

(c)                                  Company’s Financial Health. Assets may not be restricted to the provision of benefits under this Plan in connection with a change in the Company’s financial health, whether or not the assets are available to satisfy claims of the Company’s general creditors.

(d)                                 Payments to Company. The Company or Committee may direct the Trustee in writing to reimburse the Company from assets held in the Trust for Plan benefits the Company paid directly to any Participant or beneficiary or Plan expenses paid directly by the Company. The Trustee shall reimburse the Company for such payments promptly after the Company or Committee gives that direction. In addition, if at any time the amount held in the Trust exceeds more than 105% of the Plan benefits payable to all Participants and beneficiaries, the Company or Committee may direct the Trustee in writing to pay the surplus assets over 105% to the Company.

5.6                               Insurance. The Company may purchase a policy of life insurance on the life of any Participant (in whom the Company has an insurable interest) to assist it in making payments under this Plan. The Company shall be the sole applicant, owner, premium payer and beneficiary of any such policy, and shall exercise all incidents of ownership. The Company intends that the value of any such policy while in force, and the death proceeds of the policy, shall be excluded from taxation under Code Sections 7702 and 101(a), respectively.

ARTICLE 6

Vesting

6.1                               Vesting. Each Participant shall be fully vested in the Participant’s Account at all times, except to the extent the Company elects to impose a vesting schedule on the Participant’s Discretionary Company Credits at the time it awards those amounts or the Participant forfeits those amounts under Section 6.2. Notwithstanding any other provision of the Plan, upon a Change in Control, all Accounts shall immediately become 100% vested.

6.2                               Forfeiture of Discretionary Company Credits. A Participant shall forfeit the entire balance of the Participant’s Discretionary Company Credits Account if the Participant engages in an Act of Misconduct or benefits are not payable under any insurance policy purchased pursuant to Section 5.6 due to the Participant’s misrepresentation or omission of information required to be furnished to an insurer. “Act of Misconduct” shall mean an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty, or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company customer to breach a contract with the Company or to cease doing business with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship.

ARTICLE 7

Payment

7.1                               In General. Payment of a Participant’s vested Account shall be made (or commence, in the case of installments) on the earliest to occur of the following events (each a “Payment Event”):

(a)                                 Separation from Service. The Participant’s Separation from Service;

(b)                                 Change in Control. A Change in Control; or

(c)                                  Plan Termination. Termination of the Plan in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).

7.2                               Timing of Valuation. The value of a Participant’s Account on the payment date shall be determined as of the most recent Valuation Date preceding the payment date.

7.3                               Forfeiture of Unvested Account Balances. Unless otherwise determined by the Company, and subject to the vesting and forfeiture provisions of Article 6, a Participant’s unvested Discretionary Company Credits Account balance shall be forfeited upon the occurrence of a Payment Event.

7.4                               Timing of Payments. Except as otherwise provided in this Article 7 or, in the case of the Plan’s termination, as otherwise required by Code Section 409A, payments shall be made or commence within sixty (60) days following a Payment Event.

7.5                               Timing of Payments to Specified Employees. Notwithstanding anything in the Plan to the contrary, if a Participant is a Specified Employee as of the date of the Participant’s Separation from Service, then no distribution of the Participant’s Account shall be made upon the Participant’s Separation from Service until the first payroll date of the seventh month following the Participant’s Separation from Service (or, if earlier, upon the date of the Participant’s death) (the “Specified Employee Payment Date”). The term “Specified Employee” has the meaning set forth in Code Section 409A(a)(2)(B)(i) and Treas. Reg. Section 1.409A-1(i). Any payments to which a Specified Employee otherwise would have been entitled under the Plan during the period between the Participant’s Separation from Service and the Specified Employee Payment Date shall be accumulated and paid in a lump sum payment on the Specified Employee Payment Date. Notwithstanding the foregoing, if the Specified Employee’s Separation from Service is due to the Specified Employee’s death or the Specified Employee dies after a Separation from Service, but before payments have commenced, this provision shall not delay payment after the Participant’s death.

7.6                               Form and Medium of Payment. Each Participant shall specify in the Election Notice the form of payment (lump sum or annual installments and whether to accelerate payment upon death) for the Account; provided, that if the Participant elects to have amounts paid in installments, the Participant must select from among the permissible installment schedules in the Election Notice and installments shall not be available if the Payment Event is a Change in Control, the Payment Event is the Plan’s termination, or the Participant’s Account at the time of the Payment Event is less than $100,000. Further, if the Participant has elected, or is receiving, installments, upon a Change in Control or the Plan’s termination, the installments shall be cancelled and the Participant’s Account remaining in the Plan shall be paid in a single lump sum. In the absence of a valid election with respect to form of payment, amounts shall be paid in a single lump sum. Any payment from a Participant’s Account shall be made in cash.

7.7                               Payment Upon Unforeseeable Emergency. If a Participant suffers an Unforeseeable Emergency, the Participant may submit a written request to the Committee for payment of the vested portion of the Participant’s Account. The Committee will evaluate the Participant’s request for payment due to an Unforeseeable Emergency taking into account the Participant’s circumstances and the requirements of Code Section 409A. Payment shall not be made to the extent that the Participant’s emergency can be relieved: (a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Participant’s assets, to the extent that liquidation of the Participant’s assets would not itself cause severe financial hardship; or (c) by cancellation of Deferral Elections. The amount of any payment made on account of an Unforeseeable Emergency shall not exceed the amount reasonably necessary to satisfy the Participant’s financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the payment, as determined by the Committee. Payments shall be made from a Participant’s Account as soon as practicable and in any event within thirty (30) days following the Committee’s determination that an Unforeseeable Emergency has occurred and authorization of payment from the Participant’s Account. If a Participant receives payment on account of an Unforeseeable Emergency, the Participant’s Deferral Election for the remainder of the Plan Year shall be cancelled.

7.8                               Permissible Acceleration Events. Notwithstanding anything in the Plan to the contrary, the Company, in its sole discretion, may accelerate payment of all or a portion of a Participant’s vested Account upon the occurrence of any event (“Acceleration Event”) in this Section 7.8. The Company’s determination of whether payment may be accelerated in accordance with this Section 7.8 shall be made in accordance with Treas. Reg. Section 1.409A-3(j)(4).

(a)                                 Domestic Relations Orders. The Company may accelerate payment of a Participant’s vested Account to the extent necessary to comply with a domestic relations order (as defined in Code Section 414(p)(1)(B)).

(b)                                 Payment of Taxes. The Company may accelerate payment of all or a portion of a Participant’s vested Account (i) to pay Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3010, 3121(a) and 3121(v)(2) (the “FICA Amount”), or (ii) to pay income tax at the source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount and the additional income tax at the source on wages attributable to the pyramiding Section 3401 wages and taxes; provided, however, that the total payment under this Section 7.8(b) shall not exceed the FICA Amount and the income tax withholding related to the FICA Amount.

(c)                                  Bona Fide Disputes as to Right to Payment. The Company may accelerate payment of all or a portion of a Participant’s vested Account where the payment is part of a settlement between the Company and the Participant of an arm’s length, bona fide dispute as to the Participant’s right to the deferred amount.

(d)                                 Payment Upon Income Inclusion. The Company may accelerate payment of all or a portion of a Participant’s vested Account to the extent that the Plan fails to meet the requirements of Code Section 409A; provided that, the amount accelerated shall not exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.

(e)                                  Certain Offsets. The Company may accelerate payment of all or a portion of the Participant’s vested Account to satisfy a debt of the Participant to the Company incurred in the ordinary course of the service relationship between the Company and the Participant; provided, however, the amount accelerated shall not exceed $5,000 and the payment shall be made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(f)                                   Limited Cashout. The Company may accelerate payment of a Participant’s Account if (i) the Participant’s Account is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) (which is $18,500 for the 2018 calendar year and is subject to adjustment in future years), (ii) the payment results in the termination of the Participant’s entire interest in the Plan and any plans aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2), and (iii) the Company’s decision to cash out the Participant’s Account is evidenced in writing no later than the date of such payment.

7.9                               Beneficiary Designation. A Participant may designate or change a beneficiary by filing a signed designation with the Committee or its delegate in a form designated by the Committee or otherwise approved by the Committee or its delegate (“Beneficiary Designation”). The Participant’s Will is not effective for this purpose. If a designation has not been properly completed and filed or is ineffective for any other reason, the beneficiary shall be the Participant’s surviving spouse. If there is no effective designation and the Participant does not have a surviving spouse, the beneficiary for each date of distribution shall be the first of the classes in (a) through (d) below with a living member on the date of distribution.

(a)                                 Children. The Participant’s children, including those by adoption, dividing the distribution equally among the Participant’s children with the living descendants of any deceased child taking their parent’s share by right of representation;

(b)                                 Parents. The Participant’s parents, dividing the distribution equally if both parents are living; and

(c)                                  Brothers and Sisters. The Participant’s brothers and sisters, dividing the distribution equally among the Participant’s living brothers and sisters.

(d)                                 Estate. If a deceased Participant has no surviving beneficiary, the remaining balance, if any, will be paid to the Participant’s estate.

(e)                                  Right of Representation. For purposes of this Plan, “by right of representation” among a Participant’s descendants shall mean that the plan benefits shall be divided into as many equal shares as the Participant has (i) then living descendants in the nearest degree of kinship to the Participant; and (ii) deceased descendants in the same degree who left descendants who survived the Participant, if any. Each then living descendant in the nearest degree of kinship is allocated one share. The share of each deceased person in the same degree is divided among his or her descendants in the same manner. A posthumous child is considered as living at the death of the child’s parent.

7.10                        Code Section 162(m).  If the event triggering payment under this Plan is the Participant’s Separation from Service and the Company reasonably anticipates that if a payment were made as scheduled under the Plan it would result in a loss of the Company’s tax deduction with respect to such payment due to the application of Code Section 162(m), such payment can be delayed and paid (a) during the Participant’s first taxable year in which the Committee reasonably anticipates that the Company’s tax deduction will not be limited or eliminated by the application of Code Section 162(m) or, if later, (b) subject to Section 7.5, during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Company’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. Notwithstanding the foregoing, no payment under the Plan may be deferred in accordance with this Section 7.10 unless all scheduled payments to the Participant that could be delayed in accordance with Treas. Reg. Section 1.409A-2(b)(7)(i) are also delayed.

ARTICLE 8

Plan Administration

8.1                               Administration Responsibilities. The Plan shall be administered by the Company, except to the extent the Plan provides otherwise or the Company delegates its authority under the Plan to the Committee or another party.

(a)                                 Company. The Company shall be responsible for:

(i)                                     Execution. Authorizing any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(ii)                                  Deferral Election Limits. Determining minimum or maximum amounts that a Participant may elect to defer under the Plan;

(iii)                               Company Credits/Amounts. Determining whether any Discretionary Company Credits will be made to the Plan on behalf of any Participants with respect to any Plan Year and the amount of any such credits; and

(iv)                              Process Deferral Elections. Processing Participant Deferral Elections.

(b)                             Committee. Unless carried out by the Company or the Company’s delegate, the Committee shall be authorized to:

(i)                                     Plan Interpretation. In its discretion, interpret and administer the Plan and any related instrument, including an Election Notice, Participation Agreement or Beneficiary Designation;

(ii)                                  Rules. Promulgate, amend and rescind rules relating to the administration of the Plan;

(iii)                               Investment Options. Select the Investment Options that will be available for the deemed investment of Accounts under the Plan and establish procedures for permitting Participants to change their selected Investment Options;

(iv)                              Unforeseeable Emergency. Evaluate whether a Participant who has requested payment on account of an Unforeseeable Emergency has experienced an Unforeseeable Emergency and the amount of any payment necessary to satisfy the Participant’s emergency need; and

(v)                                 Earnings and Losses. Calculate deemed investment earnings and losses.

Notwithstanding the foregoing, the Board shall have the authority to undertake any of the above or other administration actions under this Article 8 with respect to Participants who are Directors or delegate the performance of such actions to an authorized Board member.

8.2                               Withholding. The Company may withhold from all payments due to a Participant (or beneficiary) hereunder all taxes which, by applicable federal, state, local or other law, the Company may be required to withhold. In addition, the Company may limit deferrals to the extent reasonably necessary to pay any of the taxes described in Section 7.8(b).

8.3                               Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations with regard to: (a) the terms or conditions of any Elective Deferral; (b) the amount, terms or conditions of any Discretionary Contribution; or (c) the availability of Investment Options.

8.4                               Decisions Final. Subject to the claims and appeal procedures set forth in Article 8, all decisions made by the Committee or its delegate pursuant to the provisions of the Plan shall be final and binding on the Company, Committee and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

8.5                               Indemnification. No Employee or member of the Committee or Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan except for any liability arising from the individual’s willful malfeasance, gross negligence or reckless disregard of the individual’s duties.

8.6                               Claims Procedures.

(a)                                 Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Committee. The Committee shall review the claim itself or appoint an individual or entity to review the claim.

(b)                                 Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is approved or denied, unless the Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Committee may have up to an additional ninety (90) days to process the claim. If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90) day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.

(c)                                  Notice of Denial. If the Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(i)                                     Reason(s). The specific reason(s) for the denial;

(ii)                                  Reference. Specific reference to the pertinent Plan provisions on which such denial is based;

(iii)                               Information Needed. A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)                              Appeal Procedures/Time Limits. A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following a denial of the claim on appeal; and

(v)                                 Internal Rule. If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

8.7                               Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Committee within sixty (60) days after receiving notice of denial. The decision on appeal will be made within sixty (60) days after the Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

8.8                               Notice of Decision on Appeal. If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(a)                                 Reason(s). The specific reason(s) for the denial;

(b)                                 Reference. Specific references to the pertinent Plan provisions on which such denial is based;

(c)                                  Records. A statement that the Claimant may receive on request all relevant records at no charge;

(d)                                 Procedures/Deadlines. A description of the Plan’s voluntary procedures and deadlines, if any;

(e)                                  Claimant’s Right. A statement of the Claimant’s right to sue under ERISA Section 502(a); and

(f)                                   Internal Rule. If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

8.9                               Claims Procedures Mandatory. The internal claims procedures set forth in this Article 8 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Article 8, the denial of the claim shall become final and binding on all persons for all purposes.

ARTICLE 9

Amendment and Termination

The Company may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the Plan or any portion thereof; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to the Participant’s Account and provided, further, that no payment of benefits shall occur upon termination of the Plan unless the requirements of Code Section 409A have been met. An action required to be taken by the Company shall be taken by its Board, the Compensation Committee or by an officer authorized to act on behalf of the Company.

ARTICLE 10

Miscellaneous

10.1                        No Employment or Other Service Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time with or without notice and with or without cause.

10.2                        Governing Law. This Plan shall be interpreted, construed, enforced, and performed in accordance with applicable federal law (including all applicable provisions of Code Section 409A) and, to the extent not preempted by federal law, in accordance with the laws of the State of Michigan. Though the Company intends that the Plan comply with the requirements of Code Section 409A and the regulations and guidance promulgated thereunder, the Company makes no representation that the Plan complies with Code Section 409A and shall have no liability to any Participant for any failure to comply with Code Section 409A. This Plan shall constitute an “account balance plan” as defined in Treas. Reg. Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Code Section 409A, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.

10.3                        No Warranties. Neither the Company nor the Committee warrants or represents that the value of any Participant’s Account will increase. Each Participant assumes the risk in connection with the deemed investment of the Participant’s Account.

10.4                        No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable hereunder prior to the date that such amounts are paid (except as otherwise provided in Section 7.8 or for the designation of a beneficiary pursuant to Section 7.9).

10.5                        Expenses. The costs of administering the Plan generally shall be paid by the Company, except that a Participant’s account may be directly charged for any reasonable expenses directly attributable to the Participant’s account.

10.6                        Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected.

10.7                        Construction. Headings and subheadings in this Plan are for convenience only and are not to be considered in the construction of the provisions hereof. The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary.

10.8                        Interpretation.  If a court of competent jurisdiction determines that any provision of the Plan or related Participation Agreement, or any portion of such a provision, is void or unenforceable, only such provision or portion will be rendered void or unenforceable. The remainder of this Plan and/or related Participation Agreement will remain in full force and effect. If any court of proper jurisdiction determines that any covenant of the Employee or Director, in any related Participation Agreement is overbroad as to duration, coverage, or geographic scope, it is the intent of the parties that such covenant will be limited in such jurisdiction to the extent necessary to allow its enforcement.

IN WITNESS WHEREOF, Wolverine World Wide, Inc. originally adopted this Plan as of the Effective Date and hereby adopts this amended and restated Plan as of the date set forth in the introductory paragraph above.

WOLVERINE WORLD WIDE, INC.

By:	/s/ Michael D. Stornant
Name:	Michael D. Stornant
Title:	Senior Vice President, Chief Financial Officer and Treasurer